                                                                   EXHIBIT 10.06

                                AMENDMENT TO THE
                          GENELABS TECHNOLOGIES, INC.
                          ANNUAL & LONG TERM INCENTIVE
                            BASED COMPENSATION PLAN

                            Effective July 29, 1994
                            Amended October 7, 1994
                        Amended & Renewed July 29, 1997
           Amended & Renewed June 1, 2000 for the Term July 29, 2000
                 through June 28, 2003 Amended February 2, 2001


This amendment is dated as of February 2, 2001 (the "Amendment"), and amends that certain Genelabs Technologies, Inc. Annual and Long Term Incentive Based Compensation Plan originally effective as of July 29, 1994, as amended and renewed (the "Plan").

On June 1, 2000, the Board of Directors of Genelabs Technologies approved the extension of the Plan for an additional three-year term, through July 28, 2003, pursuant to Sections 12 and 15 of the Plan.

On February 2, 2001, the Board of Directors of Genelabs Technologies approved the amendment of the Plan as attached hereto as Appendix A, superseding all prior versions of the Plan.

                                                                      APPENDIX A


                           GENELABS TECHNOLOGIES, INC.
                          ANNUAL & LONG TERM INCENTIVE
                             BASED COMPENSATION PLAN

                             Effective July 29, 1994
                             Amended October 7, 1994
              Amended & Renewed July 29, 1997 Renewed June 1, 2000
                   for term July 29, 2000 through July 28, 2003
                            Amended February 2, 2001

1.       PURPOSE

         The purpose of this Genelabs Technologies, Inc. Annual and Long-Term Incentive Based Compensation Program (the "Plan") is to enable Genelabs Technologies, Inc. and its wholly owned subsidiaries (the "Company") to
         (i) attract, retain and motivate employees who contribute to the success of the Company, (ii) reward performance in the achievement of corporate objectives and, (iii) provide an incentive to senior executives and designated key employees to increase the profitability and advance the interests of the Company through participation in a bonus plan in accordance with the provisions of this Plan.

2.       DEFINITIONS

         For purposes of this Plan, the following terms shall be defined as follows:

         a. "Award" means an Incentive Award that may be granted to a Participant upon completion of certain performance conditions set forth in this Plan.

         b. "Award Cycle" means a period during which Company and individual performance is measured as determined by the Board of Directors of the Company (the "Board") from time to time. Participants may participate in one or more Award Cycles, which may run concurrently or successively.

         c. "Award Level" means one of three categories into which Participants are classified as set forth in Section 5 of this Plan.

         d. "Company Objectives" means the criteria of measurement of individual, division, department or company wide performance goals. In the case of individual, division or departmental performance goals, these are established by the Participant's manager and approved by management of the Company; in the case of company-wide performance goals, these are approved by the Board, pursuant to Section 4 of this Plan for each Award Cycle, including but not limited to budgeting and cash flow objectives. The Company's Incentive Based Compensation ("IBC") Plan is the key driver of this Plan.

         e. "Fiscal Year" means the fiscal year of the Company, which is January 1 to December 31.

         f. "Incentive Award" means an Award that may be granted to a Participant upon completion of Company Objectives pursuant to the terms of Sections 4, 5, and 6 of this Plan.

         g. "Incentive Percentage" means the percentage, if any, of the total base salaries of the Participants during an Award Cycle, as determined by the Board, in the case of company wide performance or performance of senior executives, and as determined by management, in the case of individual, division or department performance, for each Award Cycle if certain Company Objectives are satisfied.

         h. "Participant" means any regular employee of the Company who has been with the Company a minimum of 90 days.

3.       MAXIMUM AMOUNT OF AWARDS

         There is no maximum limit on aggregate awards paid with respect to any Award Level.

4.       DETERMINATION OF COMPANY AND INDIVIDUAL PERFORMANCE OBJECTIVES

         a. Company Objectives. With respect to each Award Cycle, the Board shall establish the company wide Company Objectives, based upon the recommendations of Executive Management. The measurement of the Company Objectives for each Award Cycle shall be based on (i) the attainment of certain division, department or company wide strategic objectives, and (ii) the attainment of certain individual, division, department or company wide financial objectives, including annual budgeted spending and/or annual revenue/income and cash flow targets.

         b. Written Description. The Company Objectives shall be set forth in writing and communicated to each Participant during each Award Cycle.

5.       CALCULATION OF AMOUNT OF INCENTIVE AWARD

         a. Award Levels. Unless otherwise determined by the Board, each Participant will be eligible to receive an Incentive Award in an amount calculated according to the Award Level for such Participant set forth below. A Participant may participate in more than one Award Level if such Participant is eligible for such Award Level.

                       Award
                       Level     Description           Participant
                       -----     -----------           -----------
                         1       Annual Award          All Participants

                         2       Annual Award          Directors and Above

                         3       Long-Term             Vice Presidents and Above
                                 Incentive             or at the discretion of
                                                       the HR Committee

                  Unless otherwise determined by the Board the achievement of Company Objectives will be apportioned for each Award Level as follows:

                  (1) Award Level 1 - Annual Award. A Participant shall be eligible to receive up to ten (10%) percent of his or her salary multiplied by the applicable percentage for completion of Company objectives. Notwithstanding the foregoing, the aggregate of all awards may not exceed the maximum amount of awards set forth in
                           Section 3 of this Plan and if such maximum would be exceeded but for this sentence, all Incentive Awards shall be decreased proportionately.

                  (2) Award Level 2 -Annual Award. A designated Participant shall be eligible to receive up to forty (40%) percent of his or her salary as determined pursuant to Section 5(b).

                  (3) Award Level 3 - Long-Term Incentive. A designated Participant shall be eligible to receive up to thirty-five (35%) percent of his or her salary on a deferral basis (Long-Term Incentive) over a period of three (3) years paid 33% each year.

                           This discretionary level may include any member of the Company approved by the CEO and presented at the HR Committee.

         b. Percentage of Salary. With respect to each Award Cycle, the Board shall establish for all Participants based upon the recommendations of the Chief Executive Officer, the Incentive Percentage to be paid to each Organizational Level for achievement of each of the Company Objectives.


         c. Incentive Awards made to a designated Participant. Incentive Awards made to Participants in Award Level 3 (Long-Term Incentive) shall be paid in accordance with the following vesting schedule, unless otherwise determined by the Board of
                  Directors:

                  YEARS OF EMPLOYMENT
                  BASED ON AWARD CYCL                                             PERCENTAGEE
                  (JAN 1 - DEC 31)                                                  OF AWARD
                  --------------------                                          ----------------
                  Less than one full year of                                        up to 10%
                  employment  from the first day of                                 pro-rated
                  the Award Cycle                                                (discretionary)

                  One full year of service                                            (1/3)
                  from the first day of the                                      66.6% of Award
                  previous Award Cycle

                  Two full years of service                                           (2/3)
                                                                                 66.6% of Award

                  Three or more full years                                            (3/3)
                  of service                                                      100% of Award

6.       GRANT OF THE INCENTIVE AWARDS

         a. As soon as practicable after the end of an Award Cycle but no later than April 1 following the end of such Award Cycle, the Board, shall determine whether the Company has achieved any of the Company Objectives. Based upon (A) the degree of achievement of Company Objectives and (B) the Incentive Percentage determined by the Board for the Award Cycle, the Board shall grant an Incentive Award to Participants in accordance with Section 5 of this Plan.

         b. Participants who do not complete 12 months of employment in the calendar year shall be eligible for a pro-rated share of an Award with respect to such Award Cycle.

7.       TERMINATION OF SERVICE

         If, during an Award Cycle, a Participant's employment with the Company terminates by reason of death, permanent disability (as defined in the Company's group long-term disability plan) or retirement, the Board in its sole discretion may cause to be paid to the Participant or his or her designated beneficiary an Award, or a pro-rated share of an Award, if any, based upon the service performed during the Award Cycle and upon the degree of achievement of Company Objectives for such Award Cycle. Any such payment of an Award shall be made to the Participant or his or her beneficiary in the Fiscal Year following permanent disability, death or retirement. A Participant who terminates employment with the Company prior to the end of an Award Cycle for any reason other than death, permanent disability or retirement shall not be entitled to receive any Award.

8.       TIME AND FORM OF PAYMENT

         An Award shall be paid to the Participant or his or her designated beneficiary as soon as practicable after the end of the Award Cycle, or in the case of a Level 3 Award, at the time that such Award becomes vested pursuant to Section 5(c) of this Plan, in cash. Common Stock may at times be considered but it is not a requirement. The form of payment of Awards in Award Level 3 is intended to be primarily in the form of cash (supplemented by stock). Notwithstanding the foregoing, Awards will be paid to Participants who are Directors or Officers (as defined in Section 16 of the Exchange Act of 1934, as amended) of the Company only in the form of cash.

9.       DESIGNATION OF BENEFICIARY

         The effective designation of a beneficiary under the Company's Section 401(k) Plan (including any required spousal consent) shall for all purposes also be deemed a designation of beneficiary under this Plan. If no such beneficiary designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the Participant, or if such designation conflicts with the law, the payment of the amount, if any, payable under the Plan upon his or her death shall be made to the Participant's estate. If the Company is in doubt as to the right of any person to receive any amount, the Company may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Company.

10.      NO CONTINUED EMPLOYMENT

         Nothing in this Plan or any award granted hereunder shall confer upon any participant any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his or her employment at any time. No award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any other employee benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise.

11.      LEAVE OF ABSENCE

         Absence on leave approved by the Company shall not be considered interruption or termination of employment for any purposes of the Plan unless the Board determines otherwise; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

12.      ADMINISTRATION

         The Plan shall be administered by the Board or by the Human Resources Committee or such other committee appointed by the Board. The Board shall have full power, discretion and authority to interpret, review, renew, and administer the Plan. The Board's interpretation and application of the Plan shall be binding and conclusive for all persons for all purposes. The Board may conclusively rely upon any opinion, computations or other advice received from any such counsel, independent auditors or consultants. The Board's actions may include, but not be limited to, the determination of:

         a. the employees of the Company to be designated as Participants upon recommendation of the Chief Executive Officer of the Company,

         b.       the Incentive Percentage for each Award Cycle,

         c.       the achievement of Company Objectives,

         d. the Award Levels or the amount of any Award payable with respect to any Award Level, and

         e.       the specific terms, conditions and restrictions of any

                  Award consistent with the terms of this Plan.

13.      WITHHOLDING

         The amount payable to a participant or his or her beneficiary shall be reduced by any amount that the Company is required to withhold with respect to such payments under the then applicable provisions of federal, foreign, state or local income tax laws unless the Participant satisfies such withholding requirements in some other manner approved by the Board

14.      UNFUNDED PLAN; GOVERNING LAW

         Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or the Board, or both, on the one hand, and any Participant or other person on the other. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payments of such amounts. The Plan is an unfunded incentive compensation plan and all rights hereunder shall be governed by and construed in accordance with the laws of California.

15.      AMENDMENT OR TERMINATION OF THE PLAN

         The Plan shall be effective on July 29, 1994. Awards may be granted pursuant to this Plan from time to time within a period of three (3) years from the date on which this Plan is approved by the Board. The Board may terminate this Plan at any time, or amend it from time to time.